Exhibit B-1

                           UTILITY SERVICE AGREEMENT

         This Amended and Restated Service Agreement is made and entered into as of this _____ day of _______, 2004 (the "Amended Service Agreement") by and among The Cincinnati Gas & Electric Company, an Ohio corporation ("CG&E"), PSI Energy, Inc., an Indiana corporation ("PSI"), The Union Light, Heat and Power Company, a Kentucky corporation ("ULH&P"), Lawrenceburg Gas Company ("LGC"), Miami Power Corporation, an Indiana corporation ("Miami"), and Cinergy Services, Inc., a Delaware corporation and service company (the "Service Company"), and amends and restates in its entirety that certain Service Agreement dated as of March 2, 1994 (the "Original Service Agreement"), by and among such parties . CG&E, PSI, ULH&P, LGC and Miami are sometimes hereinafter referred to individually as a "Client Company" and collectively as the "Client Companies."

                                   WITNESSETH
         WHEREAS, The Securities and Exchange Commission (hereinafter referred to as the "SEC") has approved and authorized as meeting the requirements of
Section 13(b) of the Public Utility Holding Company Act of 1935 (hereinafter referred to as the "Act"), the organization and conduct of the business of the Service Company in accordance herewith, as a wholly owned subsidiary service company of Cinergy Corp.; and
         WHEREAS, the Service Company and the Client Companies have entered into this Service Agreement whereby the Service Company agrees to provide and the Client Companies agree to accept and pay for various services as provided herein at cost, determined in accordance with applicable rules and regulations under the Act, which require the Service Company to fairly and equitably allocate costs among all associate companies to which it renders services, including the Client Companies and other associate companies which are not a party to this Service Agreement; and
         WHEREAS, any services provided to companies other than Client Companies will be provided for charges not less than the cost of providing such services such that there will be no subsidization of the other associate companies through the Service Company or the Client Companies; and
         WHEREAS, economies and efficiencies benefiting the Client Companies will result from the performance by Service Company of services as herein provided; and
         WHEREAS, the parties hereto desire to amend the Original Service Agreement such that, subject to receipt of all applicable regulatory approvals, all accounts and records of the Service Company shall continue to be kept in accordance with the General Rules and Regulations promulgated by the SEC pursuant to the Act, except that the Service Company shall be entitled to utilize the chart of accounts prescribed by the Uniform System of Accounts of the Federal Energy Regulatory Commission; and
         WHEREAS, except as provided in the preceding clause, the parties do not propose to make any other changes to the Original Service Agreement, which agreement remains in full force and effect as amended and restated hereby.


         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties to this Amended and Restated Service Agreement covenant and agree as follows:

                            ARTICLE 1 - SERVICES

         Section 1.1 The Service Company shall furnish to the Client Companies, upon the terms and conditions hereinafter set forth, such of the services described in Appendix A hereto, at such times, for such periods and in such manner as the Client Companies may from time to time request and which the Service Company concludes it is equipped to perform. The Service Company shall also provide Client Companies with such special services, in addition to those services described in Appendix A hereto, as may be requested by a Client Company and which the Service Company concludes it is equipped to perform. In supplying such services, the Service Company may arrange, where it deems appropriate, for the services of such experts, consultants, advisers and other persons with necessary qualifications as are required for or pertinent to the rendition of such services.
         Section 1.2 Each of the Client Companies shall take from the Service Company such of the services described in Section 1.1 and such additional general or special services, whether or not now contemplated, as are requested from time to time by the Client Companies and which the Service Company concludes it is equipped to perform.
         Section 1.3 The services described herein shall be directly assigned, distributed or allocated by activity, project, program, work order or other appropriate basis. A Client Company shall have the right from time to time to amend, alter or rescind any activity, project, program or work order provided that (i) any such amendment or alteration which results in a material change in the scope of the services to be performed or equipment to be provided is agreed to by the Service Company, (ii) the cost for the services covered by the activity, project, program or work order shall include any expense incurred by the Service Company as a direct result of such amendment, alteration or rescission of the activity, project, program or work order, and (iii) no amendment, alteration or rescission of an activity, project, program or work order shall release a Client Company from liability for all costs already incurred by or contracted for by the Service Company pursuant to the activity, project, program or work order, regardless of whether the services associated with such costs have been completed.
         Section 1.4 The Service Company shall maintain a staff trained and experienced in the design, construction, operation, maintenance and management of public utility properties.

                            ARTICLE II - COMPENSATION

         Section 2.1 As compensation for the services to be rendered hereunder, each of the Client Companies shall pay to the Service Company all costs which reasonably can be identified and related to particular services performed by the Service Company for or on its behalf. Where more than one Client Company is involved in or has received benefits from a service performed, costs will be directly assigned, distributed or allocated, as set forth in Appendix A hereto, between or among such companies on a basis reasonably related to the service performed to the extent reasonably practicable.
         Section 2.2 The method of assignment, distribution or allocation of costs described in Appendix A shall be subject to review annually, or more frequently if appropriate. Such method of assignment, distribution or allocation of costs may be modified or changed by the Service Company without the necessity of an amendment to this Service Agreement provided that in each instance, all services rendered hereunder shall be at actual cost thereof, fairly and equitably assigned, distributed or allocated, all in accordance with the requirements of the Act and any orders promulgated thereunder. The Service Company shall advise the Client Companies and the Indiana Utility Regulatory Commission (hereinafter referred to as "IURC"), The Public Utilities Commission of Ohio (hereinafter referred to as "PUCO"), the Kentucky Public Service Commission (hereinafter referred to as "KPSC") and the SEC from time to time of any material changes in such method of assignment, distribution or allocation.
         Section 2.3 The Service Company shall render a monthly statement to each Client Company which shall reflect the billing information necessary to identify the costs charged for that month. By the twentieth (20th) day of each month, each Client Company shall remit to the Service Company all charges billed to it.
         Section 2.4 It is the intent of this Amended and Restated Service Agreement that the payment for services rendered by the Service Company to the Client Companies shall cover all the costs of its doing business (less the cost of services provided to affiliated companies not a party to this Amended and Restated Service Agreement and to other non-affiliated companies, and credits for any miscellaneous income items), including, but not limited to, salaries and wages, office supplies and expenses, outside services employed, property insurance, injuries and damages, employee pensions and benefits, miscellaneous general expenses, rents, maintenance of structures and equipment, depreciation and amortization and compensation for use of capital as permitted by Rule 91 of the SEC under the Act.

                            ARTICLE III - TERM

         Section 3.1 This Amended and Restated Service Agreement is entered into as of the date set forth above, and shall continue in force with respect to a Client Company until terminated by the Service Company with respect to such Client Company or until terminated by unanimous agreement of all Client Companies, in each case upon not less than one year's prior written notice to all other parties. This Amended and Restated Service Agreement shall also be subject to termination or modification at any time, without notice, if and to the extent performance under this Amended and Restated Service Agreement may conflict with the Act or with any rule, regulation or order of the SEC adopted before or after the date of this Amended and Restated Service Agreement.

                            ARTICLE IV - MISCELLANEOUS

         Section 4.1 All accounts and records of the Service Company shall be kept in accordance with the General Rules and Regulations promulgated by the SEC pursuant to the Act, except that the Service Company shall be entitled to utilize the chart of accounts prescribed by the Uniform System of Accounts of the Federal Energy Regulatory Commission.
         Section 4.2 Each Client Company shall cause all of its direct or indirect domestic utility subsidiaries which may come into existence after the effective date of this Amended and Restated Service Agreement to become an additional Client Company (collectively, the "New Client Companies") subject to this Amended and Restated Service Agreement. In addition, the parties hereto shall make such changes in the scope and character of the services to be rendered and the method of assigning, distributing or allocating costs of such services among the Client Companies and the New Client Companies under this Amended and Restated Service Agreement as may become necessary.
         Section 4.3 The Service Company shall permit a Client Company's regulatory commission, statutory utility consumer representative, and others as required under applicable rule or regulation access to its accounts and records, including the basis and computation of allocations, necessary for the regulatory commission to review a Client Company's operating results.
         Section 4.4 All contracts, agreements, or agreements of any kind, required to be filed with and/or approved by the SEC pursuant to the Act as subsequently amended, between The Cincinnati Gas & Electric Company, and any affiliate, associate, holding, mutual service, or subsidiary company, within the same holding company system, as these terms are defined in 15 U.S.C. ss.79b as subsequently amended, shall contain and be conditioned upon the following without modification or alteration: The Cincinnati Gas & Electric Company and Cinergy Corp. will not seek to overturn, reverse, set aside, change or enjoin, whether through appeal or the initiation or maintenance of any action in any forum, a decision or order of the Public Utilities Commission of Ohio which pertains to recovery, disallowance, allowance, deferral, or ratemaking treatment of any expense, charge, cost, or allocation incurred or accrued by The Cincinnati Gas & Electric Company in or as a result of a contract, agreement, arrangement, or transaction with any affiliate, associate, holding, mutual service or subsidiary company on the basis that such expense, charge, cost, or allocation has itself been filed with or approved by the SEC, or was incurred pursuant to a contract, arrangement, agreement, or allocation method which was filed with or approved by the SEC. Failure to include the above language in any such contract, agreement, or arrangement shall render the same voidable at the sole discretion of The Public Utilities Commission of Ohio. Should the above language be altered or invalidated by any Court or governmental agency, such contract, agreement, or arrangements shall be voidable at the sole discretion of The Public Utilities Commission of Ohio. The foregoing is conditioned upon the PUCO supporting through the filing of pleading(s) before the SEC, The Cincinnati Gas & Electric Company's efforts to retain its natural gas system.
         Section 4.5 All contracts, agreements, or arrangements of any kind, required to be filed with and/or approved by the SEC pursuant to The Act as subsequently amended, between PSI Energy, Inc., and any affiliate, associate, holding, mutual service, or subsidiary company, within the same holding company system, as these terms are defined in 15 U.S.C. ss.79b as subsequently amended, shall contain and be conditioned upon the following without modification or alteration: PSI Energy, Inc., and Cinergy Corp. will not seek to overturn, reverse, set aside, change or enjoin, whether through appeal or the initiation or maintenance of any action in any forum, a decision or order of the IURC which pertains to recovery, disallowance, allowance, deferral, or ratemaking treatment of any expense, charge, cost, or allocation incurred or accrued by PSI Energy, Inc., in or as a result of a contract, agreement, arrangement, or transaction with any affiliate, associate, holding, mutual service or subsidiary company on the basis that such expense, charge, cost, or allocation has itself been filed with or approved by the SEC, or was incurred pursuant to a contract, arrangement, agreement, or allocation method which was filed with or approved by the SEC. Failure to include the above language in any such contract, agreement, or arrangement shall render the same voidable at the sole discretion of the IURC. Should the above language be altered or invalidated by any Court or governmental agency, such contract, agreement, or arrangements shall be voidable at the sole discretion of the IURC.

                            ARTICLE V - AMENDMENTS

         Section 5.1 Prior to filing any amendment to this Amended and Restated Service Agreement with SEC, the parties will file with the applicable state commissions, as provided by law or stipulation (hereinafter referred to as the "State Commission") and provide to the Indiana and Ohio Utility Consumer Counselors (and, upon request, to appropriate parties), a copy of such amendment.
         Section 5.2 In the event that an amendment is finally rejected or disapproved or found to be unreasonable by one or more of the State Commissions prior to filing with the SEC, the amendment will not become effective and the parties will not request SEC approval of the amendment.
         Section 5.3 In the event that an amendment is rejected or disapproved or found to be unreasonable by one or more of the State Commissions after it has been filed with the SEC but before it has been approved by the SEC, the amendment will be terminated and the parties agree to request withdrawal of the filing.
         Section 5.4 Notwithstanding Sections 5.2 and 5.3 above, in the event that an amendment is rejected, disapproved or found to be unreasonable by one or more of the State Commissions before it has been approved by the SEC, the parties shall have the right to request further revisions of the amendment in order to cure or remove the cause of the State Commission's rejection, disapproval or finding of unreasonableness. Upon request by a party, the other parties agree promptly to negotiate in good faith to revise the amendment, and thereafter to file for any necessary regulatory authorization of the renegotiated amendment. If the parties are unable to reach agreement satisfactory to each of them and to each affected State Commission after good faith negotiations, then Section 5.2 or 5.3 above, as applicable, will apply.
         Section 5.5 In the event that all the State Commissions have previously approved an amendment prior to the SEC approval, Section 5.6 below shall not apply.
         Section 5.6 In the event that an amendment has become effective and is subsequently rejected, disapproved or found to be unreasonable by one or more of the State Commissions, the parties will make a good faith effort to terminate, amend or modify the amendment in a manner which remedies the State Commission's adverse findings without adverse impact on any of the parties. The parties will request to meet with representatives of the State Commissions and make a good faith attempt to resolve any differences in the affected states regarding the subject amendment. If agreement can be reached to terminate, amend or modify the amendment in a manner satisfactory to the contracting parties and to the representatives of each State Commission, the parties shall file such amended contract with the appropriate state and federal regulatory agencies, seeking all necessary regulatory authorizations. If the parties are unable to reach agreement satisfactory to each of them and to each affected State Commission, after good faith negotiations, then they shall be under no obligation to further amend the amendment.
         Section 5.7 Nothing in this Article is intended to amend, modify or alter the authority of the SEC under the Act.

         IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Service Agreement to be executed as of the date and year first above written.

                            CINERGY SERVICES, INC.

                            By: _____________________
                            Title

                            THE CINCINNATI GAS & ELECTRIC COMPANY

                            By: _______________________
                            Title:

                            PSI ENERGY, INC.

                            By: _____________________
                            Title:

                            THE UNION, LIGHT, HEAT AND POWER COMPANY

                            By: _______________________
                            Title:  ___________

                            LAWRENCEBURG GAS COMPANY

                            By:  ________________
                            Title:

                            MIAMI POWER CORPORATION

                            By: ______________________
                            Title:


                    Description of Services and Determination
                             of Charges for Services

I. The Service Company will maintain an accounting system for accumulating all costs on an activity, project, program, work order, or other appropriate basis. To the extent practicable, time records of hours worked by Service Company employees will be kept by activity, project, program, or work order. Charges for salaries will be determined from such time records and will be computed on the basis of employees' effective hourly rates, including the cost of fringe benefits and payroll taxes. Records of employee-related expenses and other indirect costs will be maintained for each functional group within the Service Company (hereinafter referred to as "Function"). Where identifiable to a particular activity, project, program, or work order, such indirect costs will be directly assigned to such activity, project, program, or work order. Where not identifiable to a particular activity, project, program, or work order, such indirect costs within a Function will be distributed in relationship to the directly assigned costs of the Function. For purposes of this Appendix A, any costs not directly assigned or distributed by the Service Company will be allocated monthly.

II. Service Company costs accumulated for each activity, project, program, or work order will be directly assigned, distributed, or allocated to the Client Companies or other Functions within the Service Company as follows:
         1. Costs accumulated in an activity, project, program, or work order for services specifically performed for a single Client Company or Function will be directly assigned and charged to such Client Company or Function.
         2. Costs accumulated in an activity, project, program, or work order for services specifically performed for two or more Client Companies or Functions will be distributed among and charged to such Client Companies or Functions. The appropriate method of distribution will be determined by the Service Company on a case-by-case basis consistent with the nature of the work performed. The distribution method will be provided to each such affected Client Company or Function.
         3. Costs accumulated in an activity, project, program, or work order for services of a general nature which are applicable to all Client Companies or Functions or to a class or classes of Client Companies or Functions will be allocated among and charged to such Client Companies or Functions by application of one or more of the allocation ratios described in paragraphs IV and V of this Appendix A.

III. For purposes of this Appendix A, the following definitions or methodologies shall be utilized:
         1. Where applicable, the following will be utilized to convert gas sales to equivalent electric sales: 0.303048 cubic feet of gas sales equals 1 kilowatt-hour of electric sales. (Based on electricity at 3412 Btu/kWh and natural gas at 1034 Btu/cubic foot).
         2. "Domestic utility" refers to a utility which operates in the contiguous United States of America.
         3. The weights utilized in the weighted average ratios in paragraph V of this Appendix A shall represent the percentage relationship of the activities associated with the function for which costs are to be allocated. For example, if an expense item is to be allocated on the weighted average of the Sales Ratio and the Total Construction Expenditures Ratio, and the activity to be allocated is seventy-five (75) percent operations in nature and twenty-five (25) percent construction related, 75 percent of the Sales Ratio would be utilized and 25 percent of the Total Construction Expenditures Ratio would be utilized. To illustrate this application, assuming that the Sales Ratios were 53.75 percent for Company A and 46.25 for Company B, and the Total Construction Expenditures Ratio were 41.25 percent for Company A and 58.75 percent for Company B, the following weighted average ratio would be computed:

                               Company A                             Company B
Activity       Company A       Weighted          Company B             Weighted

Sales Ratio        5%   53.75%     40.31%           46.25%                34.69%
Total Construction 25%   41.25%    10.31%           58.75%                14.69%
Expenditures Ratio 100%            50.62%                                 49.38%


IV. The following ratios will be applied, as specified in paragraph V of this Appendix A, to allocate costs for services of a general nature.
         1.       Sales Ratio
                  A ratio, based on domestic firm kilowatt-hour electric sales (and/or the equivalent cubic feet of gas sales, where applicable), excluding intra-system sales, for the immediately preceding twelve consecutive calendar months, the numerator of which is for a Client Company and the denominator of which is for all domestic utility Client Companies. This ratio will be determined annually, or at such time as may be required due to a significant change.
         2.       Electric Peak Load Ratio
                  A ratio, based on the sum of the monthly domestic firm electric maximum system demands for the immediately preceding twelve consecutive calendar months, the numerator of which is for a Client Company and the denominator of which is for all domestic utility Client Companies. This ratio will be determined annually, or at such time as may be required due to a significant change.
         3.       Number of Customers Ratio
                  A ratio, based on the sum of the firm domestic electric customers (and/or gas customers, where applicable) at the end of each month for the immediately preceding twelve consecutive calendar months, the numerator of which is for a Client Company and the denominator of which is for all domestic utility Client Companies. This ratio will be determined annually, or at such time as may be required due to a significant change.
         4.       Number of Employees Ratio
                  A ratio, based on the sum of the number of employees at the end of each month for the immediately preceding twelve consecutive calendar months, the numerator of which is for a Client Company or Service Company Function and the denominator of which is for all Client Companies (and Cinergy Corp.'s non-utility and non-domestic utility affiliates, where applicable) and/or the Service Company. This ratio will be determined annually, or at such time as may be required due to a significant change.
         5. Construction-Expenditures Ratio.
                  A ratio, based on construction expenditures, net of reimbursements, for the immediately preceding twelve consecutive calendar months, the numerator of which is for a Client Company and the denominator of which is for all Client Companies. Separate ratios will be computed for total construction expenditures and appropriate functional plant (i.e., production, transmission, distribution, and general) classifications. This ratio will be determined annually, or at such time as may be required due to a significant change.
         6.       Circuit Miles of Electric Distribution Lines Ratio
                  A ratio, based on installed circuit miles of domestic electric distribution lines at the end of the immediately preceding calendar year, the numerator of which is for a Client Company and the denominator of which is for all domestic utility Client Companies. This ratio will be determined annually, or at such time as may be required due to a significant change.
         7.       Number of Central Processing Unit Seconds Ratio
                  A ratio, based on the sum of the number of central processing unit seconds expended to execute mainframe computer software applications for the immediately preceding twelve consecutive calendar months, the numerator of which is for a Client Company or Service Company Function, and the denominator of which is for all Client Companies, (and Cinergy Corp.'s non-utility and non-domestic utility affiliates, where applicable) and/or the Service Company. This ratio will be determined annually, or at such time as may be required due to a significant change.

V. A description of each Function's activities which may be modified from time to time by the Service Company, is set forth below in paragraph "a" under each Function. As described in paragraph II, "1" and "2" of this Appendix A, where identifiable, costs will be directly assigned or distributed to Client Companies or to other Functions of the Service Company. For costs accumulated in activities, projects, programs, or work orders which are for services of a general nature that cannot be directly assigned or distributed, as described in paragraph II, "3" of this Appendix A, the method or methods of allocation are set forth below in paragraph "b" under each Function. For any of the functions set forth below other than Information Systems, Transportation, Human Resources or Facilities, costs of a general nature to be allocated pursuant to this Amended and Restated Service Agreement shall exclude costs of a general nature which have been allocated to affiliated companies not a party to this Amended and Restated Service Agreement. Substitution or changes may be made in the methods of allocation hereinafter specified, as may be appropriate, and will be provided to state regulatory agencies and to each Client Company.
         1.       Information Systems
                  a. Description of Function
                     Provides communications and electronic data processing services. The activities of the Function include:
                     (1) Development and support of mainframe computer software applications.
                     (2) Procurement and support of personal computers and related network and software applications.
                     (3)  Operation of data center.
                     (4)  Installation and operation of communications systems.
                  b.      Method of Allocation
                     (1) Development and support of mainframe computer software applications - allocated between the Client Companies and other Functions of the Service Company based on the number of Central Processing Unit Seconds Ratio and allocated among the Client Companies on a weighted average of the Sales Ratio and the Total Construction Expenditures Ratio.
                     (2) Procurement and support of personal computers and related network and software applications - allocated to the Client Companies and to other Functions of the Service Company based on the Number of Employees Ratio.
                     (3) Operation of data center - allocated to the Client Companies and to other Functions of the Service Company based on the Number of Central Processing Unit Seconds Ratio.
                     (4) Installation and operation of communications systems - allocated to the Client Companies and to other Functions of the Service Company based on the Number of Employees Ratio.
         2.       Meters and Transportation
                  a. Description of Function
                     Procures and maintains meters, vehicles and equipment.
                  b. Method of Allocation
                     (1) Meters - allocated to the Client Companies based on the Number of Customers Ratio.
                     (2) Transportation - allocated to the Client Companies and to other Functions of the Service Company based on the Number of Employees Ratio.
         3.       Electric System Maintenance
                  a. Description of Function
                     Coordinates maintenance of Cinergy Corp.'s electric transmission and distribution system.
                  b. Method of Allocation
                     (1) Services related to transmission system - allocated to the Client Companies based on the Electric Peak Load Ratio.
                     (2) Services related to distribution system - allocated to the Client Companies based on the Circuit Miles of Electric Distribution Lines Ratio.
         4.       Marketing and Customer Relations
                  a.  Description of Function
                      Advises the Client Companies in relations with domestic utility customers. The activities of the Function include:
                     (1) Design and administration of sales and demand-side management programs.
                     (2) Customer billing and payment processing.
                     (3) Operation of call center.
                  b. Method of Allocation
                     (1) Design and administration of sales and demand-side management programs - allocated to the Client Companies based on the Sales Ratio.
                     (2) Customer billing and payment processing - allocated to the Client Companies based on the Number of Customers Ratio.
                     (3) Operation of call center - allocated to the Client Companies based on the Number of Customers Ratio.

         5.       Electric Transmission and Distribution Engineering and
Construction
                  a. Description of Function
                     Designs and monitors construction of electric transmission and distribution lines and substations. Prepares cost and schedule estimates, visits construction sites to ensure that construction activities coincide with plans,and administers construction contracts.
                  b. Method of Allocation
                     (1) Transmission engineering and construction allocated to the Client Companies based on the Electric Transmission Plant Construction Expenditures Ratio.
                     (2) Distribution engineering and construction allocated to the Client Companies based on the Electric Distribution Plant Construction Expenditures Ratio.
         6.       Power Engineering and Construction
                  a.  Description of Function
                  Prepares specifications and administers contracts for construction of new electric generating units or improvements to existing electric generating units. Prepares cost and schedule estimates and visits construction sites to ensure that construction activities coincide with plans.
                  b.  Method of Allocation
                  Allocated to the Client Companies based on the Electric Production Plant Construction Expenditures Ratio.
         7.       Human Resources
                  a.  Description of Function
                  Establishes and administers policies and supervises compliance with legal requirements in the areas of employment, compensation, benefits and employee health and safety. Processes payroll and employee benefit payments. Supervises contract negotiations and relations with labor unions.
                  b. Method of Allocation
                  Allocated to the Client Companies and to other Functions of the Service Company based on the Number of Employees Ratio.


         8.       Materials Management
                  a.       Description of Function
                  Provides services in connection with the procurement of materials and contract services and management of material and supplies inventories.
                  b.       Method of Allocation
                  Allocated to the Client Companies on a weighted average of the Sales Ratio and the Total Construction Expenditures Ratio.
         9.       Facilities
                  a.       Description of Function
                  Operates and maintains office and service buildings. Provides security and housekeeping services for such buildings and procures office furniture and equipment.
                  b.       Method of Allocation
                  Allocated to other Functions of the Service Company based on the Number of Employees Ratio.
         10.      Accounting
                  a.       Description of Function
                  Maintains the books and records of Cinergy and its affiliates, prepares financial and statistical reports, processes payments to vendors, prepares tax filings and supervises compliance with the laws and regulations.
                  b.       Method of Allocation
                  Allocated to the Client Companies based on a weighted average of the Sales Ratio and the Total Construction Expenditures Ratio.
         11.      Power Planning
                  a.       Description of Function
                  Coordinates the planning and operation of Cinergy Corp.'s electric power system. The activities of the Function include:
                           (1) System Planning - planning of additions to
Cinergy Corp.'s electric generation, transmission and distribution system.
                           (2) System Control Center - coordination of the
operation of Cinergy Corp.'s electric generating units and transmission system.
                           (3) Distribution Control Centers - coordination of
                  Cinergy Corp.'s electric distribution systems. b. Method of Allocation
                           (1)  System Planning
                                    (a) Generation and transmission planning -
allocated to the Client Companies based on the Electric Peak Load Ratio.
                                    (b) Distribution planning - allocated to the
Client Companies based on the Circuit Miles of Electric Distribution Lines Ratio.
                           (2) System Control Center - allocated to the Client Companies based on the Sales Ratio. (3) Distribution Control Centers - allocated to the Client Companies based on the Circuit Miles of
Electric Distribution Lines Ratio.
         12.      Public Affairs
                  a.       Description of Function
                  Prepares and disseminates information to employees, customers, government officials, communities and the media. Provides graphics, reproduction lithography, photography and video services.
                  b.       Method of Allocation
                  Allocated to the Client Companies based on the Number of Customers Ratio.
         13.      Legal
                  a.       Description of Function
                  Renders services relating to labor and employment law, litigation, contracts, rates and regulatory affairs, environmental matters, financing, financial reporting, real estate and other legal matters.
                  b.       Method of Allocation
                  Allocated to the Client Companies based on a weighted average of the Number of Employees, Number of Customers and Total Construction Expenditures Ratios.
         14.      Rates
                  a.       Description of Function
                  Determines the Client Companies' revenue requirements and rates to electric and gas requirements customers. Administers interconnection and joint ownership agreements. Researches and forecasts customers' usage.
                  b.       Method of Allocation
                  Allocated to the Client Companies based on the Sales Ratio.
         15.      Finance
                  a.       Description of Function
                  Renders services to Client Companies with respect to investments, financing, cash management, risk management, claims and fire prevention. Prepares reports to the SEC, budgets, financial forecasts and economic analyses.
                  b.       Method of Allocation
                  Allocated to the Client Companies based on a weighted average of the Sales Ratio and the Total Construction Expenditures Ratio.
         16.      Right of Way
                  a.       Description of Function
                  Purchases, surveys, records, and sells real estate interests for Client Companies.
                  b.       Method of Allocation
                           (1) Services related to electric distribution system
- allocated to the Client Companies based on the Circuit Miles of Electric Distribution Lines Ratio.
                           (2) Services related to electric generation and
transmission system - allocated to the Client Companies based on the Electric Peak Load Ratio.
         17.      Internal Auditing
                  a.       Description of Function
                  Reviews internal controls and procedures to ensure that assets are safeguarded and that transactions are properly authorized and recorded.
                  b.       Method of Allocation
                  Allocated to the Client Companies based on the Sales Ratio.
         18.      Environmental Affairs
                  a.       Description of Function
                  Establishes policies and procedures for compliance with environmental laws and regulations. Studies emerging environmental issues, monitors compliance with environmental requirements and provides training to the Client Companies' personnel.


                  b.       Method of Allocation
                  Allocated to the Client Companies based on the Sales Ratio.
         19.      Fuels
                  a.       Description of Function
                  Procures coal, gas and oil for the Client Companies. Ensures compliance with price and quality provisions of fuel contracts and arranges for transportation of the fuel to the generating stations.
                  b.       Method of Allocation
                  Allocated to the Client Companies based on the Sales Ratio.
         20.      Investor Relations
                  a.       Description of Function
                  Provides communications to investors and the financial community, performs transfer agent and shareholder record keeping functions, administers stock plans and performs stock-related regulatory reporting.
                  b.       Method of Allocation
                  Allocated to the Client Companies based on the Sales Ratio.
         21.      Planning
                  a.       Description of Function
                  Facilitates preparation of strategic and operating plans, monitors trends and evaluates business opportunities.
                  b.       Method of Allocation
                  Allocated to the Client Companies based on the Sales Ratio.
         22.      Executive
                  a.       Description of Function
                  Provides general administrative and executive management services.
                  b.       Method of Allocation
                  Allocated to the Client Companies based on the Sales Ratio.